Exhibit 99.1

Contacts: Investors Traci McCarty BioMarin Pharmaceutical Inc. (415) 455-7558	Media Debra Charlesworth BioMarin Pharmaceutical Inc. (415) 455-7451

For Immediate Release:

BioMarin to Discuss FDA Approval of VIMIZIM™ and Provide Preliminary 2013 Results

-	Company to Host Conference Call and Webcast, Tuesday, February 18 at 8:00 a.m. ET

-	Review of Preliminary 2013 Results and 2014 Financial Guidance

San Rafael, Calif., February 17, 2014 – BioMarin Pharmaceutical Inc. (NASDAQ: BMRN) will host a conference call and webcast on Tuesday, February 18, at 8:00 a.m. ET to discuss FDA approval of VIMIZIM, (elosulfase alfa) for patients with Mucopolysaccharidosis type IVA (MPS IVA; Morquio A syndrome). In addition, management will review preliminary fourth quarter and full-year 2013 financial results and provide 2014 financial guidance. This conference call is in lieu of the previously scheduled March 3, 2014 conference call to discuss 2013 financial results.

Select Financial Highlights 2013 ($ in millions, unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Total BioMarin Revenue	$146.9	$131.9	11.4%	$548.5	$500.7	9.5%
Total BioMarin Revenue (excluding Aldurazyme Net Product Transfer Revenue) - non-GAAP	148.5	131.2	13.2%	553.4	498.9	10.9%
Naglazyme Net Product Revenue	68.7	63.0	9.0%	271.2	257.0	5.5%
Aldurazyme BioMarin Net Product Revenue	25.9	24.6	5.3%	83.6	82.2	1.7%
Aldurazyme Royalty Revenue (excluding Net Product Transfer Revenue) - non-GAAP	27.5	23.9	15.1%	88.5	80.4	10.1%
Kuvan Net Product Revenue	45.3	40.0	13.3%	167.4	143.1	17.0%
Firdapse Net Product Revenue	4.3	3.4	26.5%	16.1	14.2	13.4%

2013 Financial Guidance Reaffirmed ($ in millions)

Selected Income Statement Guidance
Cost of Sales (% of Total Revenue)	17% to 18%
Selling, General and Administrative Expense	$220 to $240
Research and Development Expense	$340 to $380
GAAP Net Loss	$(185) to $(160)
Non-GAAP Net Loss	$(65) to $(40)

Conference Call Details

BioMarin will host a conference call and webcast to discuss FDA approval of VIMIZIM, top-line fourth quarter and full year 2013 financial results, and 2014 financial guidance Tuesday, February 18, at 8:00 a.m. ET. This event can be accessed on the investor section of the BioMarin website at www.BMRN.com.

U.S. / Canada Dial-in Number: 877.303.6313

International Dial-in Number: 631.813.4734

Conference ID: 36293953

Replay Dial-in Number: 855.859.2056

Replay International Dial-in Number: 404.537.3406

Conference ID: 36293953

About VIMIZIM™

VIMIZIM (elosulfase alfa) is a treatment for patients with Morquio A syndrome, or mucopolysaccharidosis IVA (MPS IVA). VIMIZIM is the first enzyme replacement therapy (ERT) designed to target the underlying cause of Morquio A Syndrome – a deficiency in the enzyme N-acetylgalactosamine-6 sulfatase (GALNS). VIMIZIM is intended to provide the exogenous enzyme GALNS that will be taken up into the lysosomes and increase the catabolism of GAGs. Morquio A syndrome is a rare, severely debilitating and progressive disease that previously had no standard accepted treatment other than supportive care. Information about VIMIZIM for the treatment of Morquio A, how to order VIMIZIM and the resources available for patients can be found at www.VIMIZIM.com.

About BioMarin

BioMarin develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions. The company’s product portfolio comprises five approved products and multiple clinical and pre-clinical product candidates. Approved products include VIMIZIM™ (elosulfase alfa) for MPS IVA; Naglazyme® (galsulfase) for MPS VI, a product wholly developed and commercialized by BioMarin; Aldurazyme® (laronidase) for MPS I, a product which BioMarin developed through a 50/50 joint venture with Genzyme Corporation; Kuvan® (sapropterin dihydrochloride) Tablets, for phenylketonuria (PKU), developed in partnership with Merck Serono, a division of Merck KGaA of Darmstadt, Germany and Firdapse® (amifampridine), which has been approved by the European Commission for the treatment of Lambert Eaton Myasthenic Syndrome (LEMS). Product candidates include PEG PAL (PEGylated recombinant phenylalanine ammonia lyase), which is currently in Phase 3 clinical development for the treatment of PKU, BMN 673, a poly ADP-ribose polymerase (PARP) inhibitor, which is currently in Phase 3 clinical development for the treatment of germline BRCA breast cancer, BMN 701, a novel fusion protein of insulin-like growth factor 2 and acid alpha glucosidase (IGF2-GAA), which is currently in Phase 1/2 clinical development for the treatment of Pompe disease, BMN 111, a modified C-natriuretic peptide, which is currently in Phase 1 clinical development for the treatment of achondroplasia and BMN 190, a recombinant human tripeptidyl peptidase-1 (rhTPP1) for the treatment of late-infantile neuronal ceroid lipofuscinosis (CLN2), a form of Batten Disease, which is currently in Phase 1, BMN 270, an AAV-factor VIII vector, for the treatment of hemophilia A and BMN 250, a novel fusion of alpha-N-acetyglucosaminidase (NAGLU) with a peptide derived from insulin-like growth factor 2 (IGF2), for the treatment of MPS IIIB. For additional information, please visit www.BMRN.com. Information on BioMarin’s website is not incorporated by reference into this press release.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the expectations of revenue and sales related to Naglazyme, Kuvan, Firdapse, Aldurazyme and VIMIZIM; the financial performance of the BioMarin as a whole; the timing of BioMarin’s clinical trials of PEG PAL, BMN 673, BMN 701, BMN 111, BMN 190, BMN 270, BMN 250 and other product candidates; the continued clinical development and commercialization of Aldurazyme, Naglazyme, Kuvan, Firdapse, VIMIZIM and its product candidates; and actions by regulatory authorities. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: our success in the commercialization of VIMIZIM, Naglazyme, Kuvan, and Firdapse; Genzyme Corporation’s success in continuing the commercialization of Aldurazyme; results and timing of current and planned preclinical studies and clinical trials, particularly with respect to PEG PAL, BMN 673, BMN 701, BMN 111 and BMN 190; our ability to successfully manufacture our products and product candidates; the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products and product candidates; the market for each of these products and particularly Aldurazyme, Naglazyme, Kuvan, VIMIZIM and Firdapse; actual sales of Aldurazyme, Naglazyme, Kuvan, VIMIZIM and Firdapse; Merck Serono’s activities related to Kuvan; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s 2012 Annual Report on Form 10-K, and the factors contained in BioMarin’s reports on Form 10-Q. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin®, Naglazyme®, Kuvan® and Firdapse™ are registered trademarks of BioMarin Pharmaceutical Inc., or its affiliates. Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC. VIMIZIM™ is a trademark of BioMarin Pharmaceutical Inc., or its affiliates.

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